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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement on Forms S-8 for the 1997 Stock Option Plan of Ampco-Pittsburgh Corporation filed with the Securities and Exchange Commission on March 26, 1999 and May 25, 2000 of our reports dated March 6, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 14, 2001